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                                                                      EXHIBIT(j)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 51 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 19, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Reports to Shareholders of PIMCO Funds: Pacific Investment Management Series which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
October 22, 1999